                                                             Exhibit 99.1


                            MONTEREY RESOURCES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                               TABLE OF CONTENTS


Section                                                                                                             Page
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ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

ARTICLE II
         ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1
         2.1     ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE
                          AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1
         2.2     ALLOCATION AND DELEGATION OF RESPONSIBILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1
         2.3     POWERS AND DUTIES OF THE ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1
         2.4     RECORDS AND REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-3
         2.5     AUDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-3
         2.6     APPOINTMENT OF ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
         2.7     INFORMATION FROM EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
         2.8     PAYMENT OF EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
         2.9     ACTIONS BY ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
         2.10    CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-4
         2.11    CLAIMS REVIEW PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-5

ARTICLE III
         ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.1     CONDITIONS OF ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.2     EFFECT OF PARTICIPATION UPON THE ACCEPTANCE OF
                          ANY BENEFITS UNDER THIS PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.3     DETERMINATION OF ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.4     TERMINATION OF ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.5     OMISSION OF ELIGIBLE EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1
         3.6     INCLUSION OF INELIGIBLE EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . III-1

ARTICLE IV
         CONTRIBUTIONS AND ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-1
         4.1     EMPLOYER'S CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-1
         4.2     TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-1
         4.3     ALLOCATIONS AND FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-2
         4.4     MAXIMUM ANNUAL ADDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-4
         4.5     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-9
         4.6     DIRECTED DIVERSIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IV-9
ARTICLE V
         FUNDING AND INVESTMENT POLICY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . V-1

         5.1     INVESTMENT POLICY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . V-1
         5.2     APPLICATION OF CASH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . V-1

ARTICLE VI
         VALUATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-1
         6.1     VALUATION OF THE TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-1
         6.2     METHOD OF VALUATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VI-1

ARTICLE VII
         VESTING DETERMINATION AND DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
         7.1     BENEFITS UPON RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
         7.2     BENEFITS UPON DEATH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-1
         7.3     BENEFITS UPON DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-2
         7.4     BENEFITS UPON OTHER TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-2
         7.5     DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-3
         7.6     HOW PLAN BENEFITS WILL BE DISTRIBUTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-6
         7.7     DISTRIBUTION FOR MINOR BENEFICIARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-7
         7.8     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN . . . . . . . . . . . . . . . . . . . . . . . . . . VII-7
         7.9     PUT OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-7
         7.10    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-9
         7.11    PAYMENT OF DISTRIBUTION DIRECTLY TO
                          ELIGIBLE RETIREMENT PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VII-9
         7.12    30-DAY WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VII-10

ARTICLE VIII
         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-1
         8.1     RESPONSIBILITIES OF THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-1
         8.2     VOTING COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  VIII-1

ARTICLE IX
         AMENDMENT, TERMINATIONS, AND MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-1
         9.1     AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-1
         9.2     TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-1
         9.3     MERGER OR CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  IX-2

ARTICLE X
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
         10.1    PARTICIPANT'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
         10.2    ALIENATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
         10.3    CONSTRUCTION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
         10.4    GENDER AND NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-1
         10.5    LEGAL ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-2
         10.6    PROHIBITION AGAINST DIVERSION OF FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-2

         10.7    BONDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-2
         10.8    RECEIPT AND RELEASE FOR PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-3
         10.9    ACTION BY THE EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-3
         10.10   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . X-3
         10.11   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-3
         10.12   APPROVAL BY INTERNAL REVENUE SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-3
         10.13   UNIFORMITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-4
         10.14   SECURITIES AND EXCHANGE COMMISSION APPROVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-4
         10.15   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-4
         10.16   CONTROLLING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . X-4

ARTICLE XI
         PARTICIPATING EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
         11.1    ADOPTION BY OTHER EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
         11.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
         11.3    DESIGNATION OF AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
         11.4    EMPLOYEE TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-1
         11.5    PARTICIPATING EMPLOYER'S CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
         11.6    AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
         11.7    DISCONTINUANCE OF PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
         11.8    ADMINISTRATOR'S AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  XI-2
         11.9    PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE  . . . . . . . . . . . . . . . . . . . . . . . .  XI-3

ARTICLE XII
         TOP-HEAVY STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-1
         12.1    ARTICLE CONTROLS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-1
         12.2    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-1
         12.3    TOP-HEAVY STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-2
         12.4    TERMINATION OF TOP-HEAVY STATUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-3
         12.5    EFFECT OF ARTICLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . XII-3

                            MONTEREY RESOURCES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN


                              W I T N E S S E T H:

         WHEREAS, the Company desires to recognize the contributions employees of the Employers will make to the successful operation of its parent corporation and to reward such contributions by means of an employee stock ownership plan for those employees who qualify as Participants hereunder; and

         WHEREAS, contributions to the Plan will be made by the Employers and such contributions made to the Plan's trust will be invested primarily in Company Stock;

         WHEREAS, the Company previously adopted the Plan to be effective as of the Effective Date and prior to such date determined it was appropriate to amend the Plan;

         NOW, THEREFORE, as of the Effective Date the Company hereby amends and restates the Plan for the exclusive benefit of its Participants and their Beneficiaries under the following terms.

                                   ARTICLE I
                                  DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Company; the Chief Executive Officer of the Company shall designate the persons to act on behalf of the Company pursuant to Section 2.1 to administer the Plan.

         1.3 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which include the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.6     "Company" means Monterey Resources, Inc. (or its successor).

         1.7 "Company Stock" means common stock issued by the Company which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Company having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company having the greatest voting power, and (B) that class of stock of the Company having the greatest dividend rights. Preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

         1.8 "Compensation" means, with respect to any Participant, the total basic compensation paid by the Employers to the Participant while an Eligible Employee during the applicable Plan Year, including any elective salary deferral amounts excluded from income pursuant to Section 125 or 402 of the Code , plus overtime, shift differentials and bonuses (whether cash or stock) paid pursuant to recurring bonus programs, but excluding any special or extraordinary bonuses. A Participant's basic compensation is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term left insurance program, moving expense or other reimbursements, fringe benefits or any other items of compensation. Compensation shall be determined in accordance with the rules of
Section 414(g)(6) of the Code.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $160,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

         1.9 "Effective Date" means date the Company ceases to be a subsidiary of Santa Fe Energy Resources, Inc.

         1.10 "Eligible Employee" means any Employee of an Employer who (1) is not (i) a Leased Employee or (ii) a nonresident alien with no U.S. source income and (2) has satisfied the provisions of Section 3.1; provided, however, Employees whose employment is governed by the terms of a collective bargaining agreement between employee representatives and the Employer will not be eligible to participate in this Plan unless such agreement expressly provides for such coverage in this Plan. In addition, any person who is treated as an independent contractor by the Employer and is subsequently determined to have been an Employee, shall not be in the Eligible Class until such subsequent determination.

         1.11 "Employee" means any person who is an employee of the Employer or an Affiliated Employer as defined in Code Section 3121(d). Employee shall also include Leased Employees, except when they are not required to be treated as employees for Plan purposes by the Code.

         1.12 "Employer" means the Company and any Participating Employer (as defined in Section 11.1) which shall adopt this Plan, and any successor which shall maintain this Plan.

         1.13 "Employer Contributions" means the Employer's contributions to the Plan.

         1.14 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 409.

         1.15 "Family Member" means an individual described in Code Section 414(q)(6)(B).

         1.16 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

         1.17 "Forfeiture" means that portion of a Participant's Account that is not Vested in accordance with the provisions of Section 7.4, on account of the Participant's termination of employment before full vesting.

         1.18 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.19    "415 Compensation" means compensation as defined in Section
4.4(e).

         1.20    "Highly Compensated Employee" means any Employee who:

                 (a) was a 5-percent owner (as defined in Code Section 416(i)(1)) at any time during the year or the preceding year, or

                 (b)      for the preceding year:

                          (1) had compensation from the Company and its Affiliated Employers in excess of $80,000 (as adjusted pursuant to Code Section 415(d)), and

                          (2) if the Company elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year.

         An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation paid during such year.

         1.21 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.22 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or an Affiliated Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or an Affiliated Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period; and (3) each hour for which back pay is awarded or agreed to by the Employer or Affiliated Employer without regard to mitigation of damages. An Employee shall be credited with 95 Hours of Service for each semimonthly period the Employee is credited with at least one Hour of Service.

         Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         For purposes of this Section, a payment shall be deemed to be made by or due from the Employer or Affiliated Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer or Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         An Hour of Service must be counted for the purpose of determining a Year of Service, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.23 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.24 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or Former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four Plan Years, has been included in one of the following categories:

                 (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year;

                 (b) one of the ten Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer;

                 (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

                 (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate Employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

         For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.25 "Leased Employee" means any person who would be within the meaning of Code Section 414(n)(2).

         1.26 "Non-Highly Compensated Employee" means any Employee or former Employee who is not a Highly Compensated Employee nor a Family Member.

         1.27 "Non-Highly Compensated Participant" means any Participant or Former Participant who is neither a Highly Compensated Participant nor a Family Member.

         1.28 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.29 "Normal Retirement Age" means the later of the Participant's 65th birthday or the fifth anniversary of the date his participation in the Plan commenced.

         1.30 "1-Year Break in Service" means the applicable computation period of 12 consecutive months during which an Employee fails to complete more than 500 Hours of Service. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

         An Employee shall not be deemed to have incurred a 1-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment terminated.

         "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer or Affiliated Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

         A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employees from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.

         1.31 "Participant" means any Eligible Employee who participates in the Plan pursuant to Section 3.1. It shall also include, when the context so requires, any former Eligible Employee who continues to have an account balance under the Plan.

         1.32 "Participant's Account" means the account established and maintained by the Administrator for each Participant to reflect his total interest in the Plan and Trust, which shall include the shares of Company Stock and any other assets allocated to his account.

         1.33 "Plan" means this instrument, including all amendments thereto.

         1.34 "Plan Year" means the calendar year, which shall also be the limitation year for purposes of Code Section 415; provided, however, the initial Plan Year shall be a short year beginning on the Effective Date.

         1.35 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.36 "Retirement" means a Participant's ceasing to be an Employee on or after reaching age 55 and completing 10 or more Years of Service.

         1.37    "Top Heavy Plan" means a plan described in Article XII.

         1.38 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.39 "Total and Permanent Disability" means, as determined by the Administrator, a Participant's complete inability to substantially perform each of the material duties of any gainful occupation for which the Participant is reasonably qualified by reason of his education, training or experience, which condition is reasonably expected to continue for an extended period of time.

         1.40 "Trust" means the trust established under the Trust Agreement to hold and invest contributions made under the Plan and from which the Plan benefits will be distributed.

         1.41 "Trust Agreement" means the agreement entered into between the Company and the Trustee establishing a trust to hold and invest contributions made under the Plan and from which benefits will be distributed.

         1.42 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.43 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.44    "Valuation Date" means each business day of each Plan Year.

         1.45 "Vested" means the portion of a Participant's Account that is nonforfeitable.

         1.46 "Year of Service" means a Plan Year during which an Employee has at least 1,000 Hours of Service. For any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor Regulation 2530.203-2(c). In addition, Years of Service recognized under the Company's 401(k) plan on the Effective Date shall be recognized under this Plan.

                                   ARTICLE II
                                 ADMINISTRATION

         2.1     ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

                 (a) The Chief Executive Officer of the Company ("CEO") shall appoint one or more persons to carry out the duties of the Company as the Administrator. Any person, including, but not limited to, the Employees, shall be eligible to serve in this capacity. Any person so appointed may resign by delivering his written resignation to the Company or be removed by the CEO by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the CEO if no date is specified.

                 (b) The CEO, upon the resignation or removal of an appointed person, may designate in writing a successor to this position.

                 (c) The CEO shall be empowered to appoint and remove an appointed person from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

                 (d) The CEO shall periodically review the performance of the persons appointed or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the CEO or by a qualified person specifically designated by the CEO, through day-to-day conduct and evaluation, or through any other appropriate method.

         2.2     ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed to act on behalf of the Administrator, the CEO may designate the responsibilities of each person as may be specified by the CEO and accepted in writing by each person. In the event that no such delegation is made by the CEO, such persons may allocate the responsibilities among themselves, in which event they shall notify the CEO and the Trustee in writing of such action and specify the responsibilities of each such persons. The Trustee thereafter shall accept and rely upon any documents executed by the Administrator until such time as the CEO or the Administrator files with the Trustee a written revocation of such designation.

         2.3     POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                 (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

                 (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                 (c) to authorize and direct the Trustee with respect to all disbursements from the Trust;

                 (d) to maintain all necessary records for the administration of the Plan;

                 (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                 (f) to determine the size and type of any contract to be purchased from any insurer, and to designate the insurer from which such contract shall be purchased;

                 (g) to compute and certify to the Employer from time to time the sums of money and/or shares of Company Stock necessary or desirable to be contributed to the Trust Fund;

                 (h) to establish a "funding policy and method", i.e., it shall consult with the Employer, and it shall determine whether the Plan has a short range need for liquidity (e.g., to pay benefits) or whether liquidity is a long range goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act;

                 (i) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section 8.2; and

                 (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

         2.4     RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

         2.5     AUDIT

                 (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall appoint an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by
         Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly and in conformity with generally accepted accounting principles applied consistently:

                          (1) statement of the assets and liabilities of the Plan;

                          (2) statement of changes in net assets available to the Plan;

                          (3) statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

                          (4)     a list of all leases in default or
                 uncollectible during the Plan Year;

                          (5) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Administrator deems necessary; and

                          (6) a schedule of each transaction or series of transactions involving an amount in excess of 5% of Plan assets.

                 (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of the Act within 120 days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

         2.6     APPOINTMENT OF ADVISORS

         The Administrator may appoint counsel, specialists, advisors, and other persons as the Administrator deems necessary or desirable in connection with the administration of this Plan.

         2.7     INFORMATION FROM EMPLOYER

         To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

         2.8     PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless voluntarily paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, the Trustee and other specialists and their agents, and other costs of administering the Plan and/or the Trust. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

         2.9     ACTIONS BY ADMINISTRATOR

         The Administrator shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Administrator duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Administrator at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the Administrators.

         2.10    CLAIMS PROCEDURE

         Claims for benefits under the Plan must be filed with the Administrator in writing. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

         2.11    CLAIMS REVIEW PROCEDURE

         Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE III
                                  ELIGIBILITY

         3.1     CONDITIONS OF ELIGIBILITY

         Each Employee who is an Eligible Employee on the Effective Date shall automatically participate in the Plan commencing on the Effective Date. All other Employees shall automatically become Participants as of the date they become an Eligible Employee.

         3.2 EFFECT OF PARTICIPATION UPON THE ACCEPTANCE OF ANY BENEFITS UNDER THIS PLAN

         An Eligible Employee shall automatically be bound by the terms and conditions of the Plan and all amendments hereto.

         3.3     DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review as provided for in Section 2.8 and 2.9.

         3.4     TERMINATION OF ELIGIBILITY

         In the event a Participant shall cease to be an Eligible Employee but continue to be an Employee, such Participant shall continue to vest in his interest in the Plan for each Year of Service completed while an Employee. Additionally, his interest in the Plan shall continue to share in the earnings/losses of the Trust Fund.

         3.5     OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the Employer would have contributed with respect to him had he not been omitted.

         3.6     INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is





                                     III-1
allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.



                                     III-2

                                   ARTICLE IV
                         CONTRIBUTIONS AND ALLOCATIONS

         4.1     EMPLOYER'S CONTRIBUTION

                 (a)      Subject to paragraph (b) below, Section 4.3(g) and
         Section 4.4, as of the last day of each Plan Year the Employer shall contribute to the Plan the following percentage of Compensation for each "eligible" Participant, based on the Participant's Years of Service as of the end of the Plan Year (as provided in Section 4.3
         (b)):

          PARTICIPANT'S YEARS OF SERVICE               PERCENTAGE OF COMPENSATION
          ------------------------------               --------------------------
               less than 5                                        4%

               5, but less than 10                                7%

               10, but less than 20                              10%

               20 or more                                        13%

         provided, however, if for any Plan Year the above contribution levels would fail to satisfy the nondiscrimination requirements of Code
         Section 401(a)(4), the Company, in its discretion, may establish a "minimum" contribution for one or more groups of nonhighly compensated employees for such year (such minimum amount may be changed from year to year) in an amount, which when aggregated with the above contributions, will satisfy the nondiscrimination requirements of Code
         Section 401(a)(4).

                 (b) The Employer Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404; provided however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

         4.2     TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

         Employer Contributions will be paid in cash and/or in Company Stock as the Company's Board of Directors or its delegatees may from time to time determine. Company Stock will be valued at its then fair market value. The Employer Contribution with respect to a Plan Year will be paid to the Plan in all events on or before the date required to make such contribution a deduction on the Employer's federal income tax return for the year.

         4.3     ALLOCATIONS AND FORFEITURES

                 (a) The Administrator shall establish and maintain a Participant's Account in the name of each Participant to which the Administrator shall credit or cause to be credited all amounts allocated to each such Participant as set forth herein. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years.

                 (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer Contribution for each Plan Year. As soon as reasonably practicable after the date of receipt by the Administrator for such information, the Administrator shall allocate the Employer Contribution to each eligible Participant (as provided below).

                 Notwithstanding anything in this Article IV to the contrary, a Participant who is not an Employee on the last day of the Plan Year shall not receive an Employer Contribution for that year, unless (1) otherwise required pursuant to the "top heavy" rules of Section 4.3(h) or (2) his employment with the Affiliated Employers terminated during the Plan Year due to death, Total and Permanent Disability or Retirement.

                 (c) Cash dividends on Company Stock may, in the sole discretion of the CEO or his designee, be reinvested in Company Stock or distributed to the Participant pursuant to Code Section 404(h).

                 (d) Dividends shall be allocated as of the Valuation Date they are received. If the Trust Fund is invested in any assets other than Common Stock, any such earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's Account bears to the total of all Participants' Accounts as of such date. Earnings or losses include the increase (or decrease) in the fair market value of assets of the Trust Fund (other than Company Stock) since the preceding Valuation Date.

                 (e) The Administrator shall establish or cause to be established recordkeeping procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section. Should the Administrator determine that the strict application of its procedures shall not result in an equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the Vested portion of a Participant's Account.

                 (f) Separate accounts shall be maintained for all Participants. Such separate accounts shall not require a segregation of the Plan assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan.

                 (g) As of the last Valuation Date in the Plan Year any amounts which became Forfeitures since the prior Plan Year shall first be applied to reinstate any previously forfeited account balances of rehired Former Participants, if any, that may be required to be reinstated under the further terms of the Plan. The remaining Forfeitures, if any, shall be applied as an Employer Contribution for such year and shall reduce the amount of the Employer Contribution for such year.

                 (h)      Minimum Allocations Required for Top Heavy Plan
         Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account for each Non-Key Employee shall be equal to at least 3% of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than 3% of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee. Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

                 (i) For purposes of the minimum allocations set forth above the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                 (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) or elective deferrals to the Plan; and (3) been excluded from participation because of their level of Compensation.

                 (k) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such

         Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

                 Therefore, for any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) 1/12th of "415 Compensation" averaged over a five consecutive "limitation years" (or actual "limitation years" if less) which produce the highest average and (2) the lesser of (i) 2% multiplied by Years of Service when the plan is top heavy or (ii) 20%.

                 (l) For the purposes of this Section, "415 Compensation" shall be as defined in Section 4.4(e), and shall be limited to $160,000 in all Plan Years (unless adjusted in such manner as permitted under Code Section 401(a)(17).

                 (m) If a Former Participant is reemployed after five consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                          (1) one account for nonforfeitable benefits attributable to pre-break service; and

                          (2) one account representing his status in the Plan attributable to post-break service.

                 (n) Notwithstanding any provision in the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
         Section 414(u).

         4.4     MAXIMUM ANNUAL ADDITIONS

                 (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) 25% of the Participant's "415 Compensation" for such "limitation year".

                 (b)      For purposes of applying the limitations of Code
         Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer Contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the

         Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to:
         (1) any contribution for medical benefits (within the meaning of Code
         Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                 (c)      For purposes of applying the limitations of Code
         Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.4(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash- outs); (4) repayments of distributions received by an Employee pursuant to Code
         Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                 (d) If no more than one-third of the Employer Contributions to this Plan for a Plan Year which are deductible under Code Section 404(a)(9) are allocated to Highly Compensated Employees, the limitations of paragraph (a) shall not apply to Employer Contributions to this Plan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's accounts.

                 (e)      For purposes of applying the limitations of Code
         Section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

                 "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and (4) other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). "415 Compensation" shall be limited to $160,000 (unless adjusted in the same manner as permitted under Code Section 415(d)).

                 (f)      For purposes of applying the limitations of Code
         Section 415, the "limitation year" shall be the Plan Year.

                 (g) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                 (h) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                 (i) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
         Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                 (j) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

                 (k)      (1)     If a Participant participates in more than
                 one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts under the other plan during the "limitation year."

                          (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code
                 Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                          (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                 (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                 (l) If an Employee is (or has been) a participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                 (m) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                 Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                 (n) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                 If the Employee was a participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                 (o) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in paragraph (l) and (m) unless the extra minimum allocation is being provided pursuant to Section 4.3(h). However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

                 (p) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year." If, after limiting the "annual additions" to such Participant's accounts for the "limitation year,"the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

                 (q) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference and which to the extent they may not be applied in more than one manner shall control over any provision in this Plan.

         4.5     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                 (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account" (2) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" or
         (3) reduce Employer Contributions otherwise to be made to the Plan for such affected Participant for such "limitation year" by the amount necessary to comply with Section 415. Notwithstanding the foregoing, if the Company maintains another defined contribution plan, the annual addition excess amount shall be "cured" under this Plan first.

                 (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of
         (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code
         Section 415 over (2) the maximum "annual additions" determined pursuant to Section 415.

                 (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                 (d) The Plan may not distribute "excess amounts" to Participants or Former Participants.

         4.6     DIRECTED DIVERSIFICATION

                 (a) Each "Qualified Participant" may elect within 90 days after the close of each Plan Year during the "Qualified Election Period" to direct the Administrator in writing to transfer in cash (such election must be accompanied by an appropriate reinvestment direction) 25 percent of the Participant's shares of Company Stock (to the extent such portion exceeds the amount to which a prior election under this subparagraph applies) to the Employer's qualified 401(k) plan, provided that such plan offers at least three investment options, other than a Company Stock fund, that qualify for diversification purposes under Section 401(a)(28) of the Code. In the case of the election year in which the Qualified Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". If the "Qualified Participant" elects to direct the Administrator to transfer and reinvest his shares of Company Stock, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of so directing the Administrator, the "Qualified Participant" may elect a distribution of the portion of his shares of Company Stock Account covered by the election within 90 days after the last day of the period during which the election can be made.

                 (b) For the purposes of this Section the following definitions shall apply:

                          (1) "Qualified Participant" means any Participant who has completed 10 Years of Service as a Participant in this Plan and has attained age 55.

                          (2) "Qualified Election Period" means the six Plan Year period beginning with the first Plan Year in which the Participant first became a "Qualified Participant".

                                   ARTICLE V
                         FUNDING AND INVESTMENT POLICY

         5.1     INVESTMENT POLICY

                 (a) The Plan is intended to be an ESOP with its assets invested primarily in Company Stock. In that regard, up to 100% of the Plan's asset may be invested in Company Stock.

                 (b) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                 (c) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                 (d) All purchases or sales of Company Stock and the price of such purchases or sales shall be made as the Administrator instructs the Trustee. All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

         5.2     APPLICATION OF CASH

         Employer Contributions received by the Trust Fund in cash may be applied to purchase Company Stock in the open market or from the Company or any other person, in the Trustee's discretion.

                                   ARTICLE VI
                                   VALUATIONS

         6.1     VALUATION OF THE TRUST FUND

         The Administrator shall direct the Trustee, as of each Valuation Date to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

         6.2     METHOD OF VALUATION

         Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser appointed by the Administrator meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

                                  ARTICLE VII
               VESTING DETERMINATION AND DISTRIBUTION OF BENEFITS

         7.1     BENEFITS UPON RETIREMENT

         A Participant who terminates his employment due to his Retirement shall be entitled to receive the entire balance (100%) of his Participant's Account.

         7.2     BENEFITS UPON DEATH

                 (a) Upon the death of a Participant before termination of his employment with the Affiliated Employers, the Participant's Beneficiary shall be entitled to receive the entire balance (100%) of the Participant's Account. Upon the death of a Participant after he ceases to be an Employee, his Beneficiary shall be entitled to only his Vested account, determined as of his date of death.

                 (b) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                 (c) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse; provided, however, the Participant may designate a Beneficiary other than his spouse only if:

                          (1) the spouse has waived her right to be the Participant's Beneficiary, or

                          (2)     the Participant has no spouse, or

                          (3)     the spouse cannot be located.

         In such event, the designation of a Beneficiary shall be made on a form provided by the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate. In the event of a divorce, such divorce shall automatically rescind any designation of such former spouse as the Participant's Beneficiary under the Plan except to the extent provided otherwise in a qualified domestic relations order.





                                     VII-1

                 (d) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

         7.3     BENEFITS UPON DISABILITY

         In the event a Participant ceases to be an Employee due to a Total and Permanent Disability, such Participant shall be entitled to the entire balance (100%) of his Participant's Account.

         7.4     BENEFITS UPON OTHER TERMINATION

                 (a) Each Participant whose employment is terminated for any reason other than Total and Permanent Disability, Retirement, or death shall be entitled to his Vested interest in his Participant's Account.

                 (b) For purposes of this Section, a Participant's Vested interest in his Participant's Account shall be determined by such Participant's Years of Service in accordance with the following schedule:

                      Years of Service               Vested Interest
                      ----------------               ---------------
                      Less than 1 year                    0%
                      1 year                             20%
                      2 years                            40%
                      3 years                            60%
                      4 years                            80%
                      5 years or more                   100%

                 (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with a least three Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                          (1)     the adoption date of the amendment,

                          (2)     the effective date of the amendment, or





                                     VII-2

                          (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                 (d) Paragraph (b) above not withstanding, a Participant shall have a 100% Vested interest in his Participant's Account upon attainment of his Normal Retirement Age as an Employee.

                 (e)      (1)     If any Former Participant shall be reemployed
                 by the Employer before five consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other Valuation Date preceding his termination. A Forfeiture shall occur on the date the Participant receives full distribution of his Vested interest.

                          (2) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                                  (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post- break service shall be used for computing Years of Service; and

                                  (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five or
                          (B) the aggregate number of his pre-break Years of Service.

         7.5     DISTRIBUTION OF BENEFITS

                 (a) Subject to the further provisions of this Section 7.5, payment of a Participant's or Beneficiary's benefit hereunder shall be made or begin as soon as administratively feasible after the Participant's termination of employment with the Affiliated Employers or death and shall be valued as of the actual date of distribution.

                 (b) If elected by the Participant (or his Beneficiary), the Administrator shall direct the Trustee to distribute to the Participant (or his Beneficiary) any amount to which he is





                                     VII-3
         entitled under the Plan in one lump-sum payment. If no election is made, payment shall be made as provided in paragraph (c) below.

                 (c) Subject to Sections 7.5(b) and (d), this Plan shall distribute to a Participant (or his Beneficiary) his Vested account in substantially equal (with respect to Company Stock, in terms of number of shares of Company Stock) annual installments over a five year period. In the case of a Participant with an account balance in the Plan in excess of $500,000, the five year period shall be extended one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d). Distribution of the Participant's Account shall be made or begin, subject to the consent requirement to paragraph (d) below if applicable, not later than one year after the close of the Plan Year (i) in which the Participant separates from service on account of retirement on or after his Normal Retirement Age, Total and Permanent Disability or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service.

                 (d) Any distribution to a Participant who has a Vested benefit which exceeds, or at the time of any prior distribution exceeded, $3,500 shall require such Participant's consent if such distribution commences prior to his Normal Retirement Age. With regard to this required consent:

                          (1) The Participant must be informed of his right to defer receipt of the distribution until his Normal Retirement Age. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit until his Normal Retirement Age. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(h).

                          (2) Subject to Section 7.12, notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                          (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                          (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                 If, at the Valuation Date of a Participant's termination, the value of a Participant's Vested benefit does not exceed $3,500 and has never exceeded $3,500 at the time of any





                                     VII-4
         prior distribution (or diversification election pursuant to Section 4.6), the Administrator shall direct the Trustee to cause the entire Vested benefit to be immediately paid to such Participant in a lump sum without regard to the Participant's election.

                 (e) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments on a Valuation Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date for the Plan Year in which such Valuation Date falls. Except, however, the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                          (1) the date on which the Participant attains the Normal Retirement Age specified herein,

                          (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                          (3) the date the Participant terminates his service with the Employer.

                 (f) Any part of a Participant's benefit which is retained in the Plan after the Valuation Date on which his participation ends will not be credited with any further Employer Contributions.

                 (g) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)(2), the provisions of which are incorporated herein by reference:

                          (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five percent owner" at any time during the five Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

                          (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.





                                     VII-5

                 (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may not be redetermined.

         7.6     HOW PLAN BENEFITS WILL BE DISTRIBUTED

                 (a) Distribution of a Participant's benefit shall be made in whole shares of Company Stock, unless the Participant elects to receive such distribution in cash, with any fractional share paid in cash.

                 (b) The Trustee will make distribution from the Trust only on instructions from the Administrator.

                 (c) Notwithstanding anything contained herein to the contrary, if the Company Stock is not readily tradeable on a national securities market and the Employer's charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the Administrator, in his sole discretion, may distribute a Participant's Account entirely in cash or distribute entirely in Company Stock subject to a requirement that such Company Stock may be resold to the Employer pursuant to Section 7.9.

                 (d) Except as otherwise provided in Section 7.10, the Company Stock is not readily tradeable on a national securities market, the Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

                 (e) Except as otherwise provided in this Article, a Participant is not entitled to any payment, withdrawal or distribution under the Plan during his participation. If any such partial distribution is made, the Participant's account will be reduced by the amount of any such withdrawal or distribution.

                 (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before





                                     VII-6
         distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                 However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this section shall apply as if the spouse was the Participant.

                 (g) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may not be redetermined.

         7.7     DISTRIBUTION FOR MINOR BENEFICIARY

         In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

         7.8     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored first from existing forfeitures, and then an additional Employer Contribution.

         7.9     PUT OPTION

                 (a) If Company Stock is not readily tradeable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such stock shall be subject to the following provisions of this Section.





                                     VII-7

                 (b) Company Stock which is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

                 (c) The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph, Participant means a Participant or Former Participant and the Beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

                 The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the terms of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

                 The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments





                                     VII-8
         over a period certain beginning not later than 30 days after the exercise of the put option and not extending beyond 5 years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than 30 days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the employer's articles of incorporation, unless so required by applicable state law.

                 For purposes of this Section, "Total Distribution" means a distribution to a Participant or Former Participant within one taxable year of the entire Vested Participant's Account.

                 (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

         7.10    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

         All rights and benefits, including elections, provided to a Participant in this plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order,"even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

         7.11    PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                 (b) For purposes of this Section the following definitions shall apply:

                          (1) "Eligible Rollover Distribution": An Eligible
                 Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than





                                     VII-9
                 annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                 Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (2) "Eligible Retirement Plan": An Eligible
                 Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                          (3) "Distributee": A Distributee includes an Employee
                 or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                 Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                          (4) "Direct Rollover": A Direct Rollover is a payment
                 by the Plan to the Eligible Retirement Plan specified by the Distributee.

         7.12    30-DAY WAIVER

         If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that:

                          (1) the Plan Administrator clearly informs the
                 Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                          (2) the Participant, after receiving the notice,
                 affirmatively elects a distribution.





                                     VII-10

                                  ARTICLE VIII
                                    TRUSTEE

         8.1     RESPONSIBILITIES OF THE TRUSTEE

         The Trustee shall have the duties and responsibilities as set forth in the Trust Agreement, which is incorporated herein by reference.

         8.2     VOTING COMPANY STOCK

         Each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock allocated to the account of such Participant or Beneficiary is to be voted.

         The Trustee shall notify each Participant or Beneficiary of each tender or exchange offer and utilize its best efforts to distribute or cause to be distributed to such Participant or Beneficiary in a timely manner all information received by the Trustee as a recordholder of shares of Company Stock in connection with any such tender or exchange offer. Each Participant or Beneficiary shall have the right from time to time with respect to the shares of Company Stock allocated to his account, to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all shares of Company Stock or any portion thereof. A Participant's or Beneficiary's instructions shall remain in force until superseded in writing by the Participant or Beneficiary. The Trustee shall tender or exchange such shares of Company Stock as and to the extent so instructed. Unless and until shares of Company Stock are tendered or exchanged, the individual instructions received by the Trustee from Participant or Beneficiaries shall be held in strict confidence by the Trustee and shall not be divulged or released to any person, including, but not limited to officers or Employees of the Employer, or of any other Participating Employer; provided, however, that the Trustee shall advise the Employer, at any time upon request, of the total number of shares not subject to instructions to tender or exchange. The Trustee shall not make recommendations to Participants or Beneficiaries on whether to instruct the Trustee to tender or exchange.

         The Trustee shall not vote, sell, convey or transfer any allocated shares of Company Stock for which no directions are timely received from Participants or Beneficiaries pursuant to the immediately preceding paragraph.





                                     VIII-1

                                   ARTICLE IX
                      AMENDMENT, TERMINATIONS, AND MERGERS

         9.1     AMENDMENT

         The Company shall have the right at any time to amend the Plan by action of its Board of Directors. In addition, the Chief Executive Officer of the Company shall have the authority to amend the Plan, provided such amendment does not materially increase the Company's financial obligations hereunder or are of a ministerial, administrative or technical compliance nature. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are as part of the Plan and the amendment affects the duties of the Trustee hereunder.

         For the purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations) or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) above (other than an amendment having an effect described in clause (1) above) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Regulations. Any Plan amendment which modifies distribution options in a nondiscriminatory manner shall not be treated as reducing the amount credited to the account of a Participant.

         9.2     TERMINATION

         The Board of Directors of the Company shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

                 (a) complete distribution of the assets in the Trust Fund to the Participants in a manner consistent with the requirements of Sections 7.5 and 7.6; or

                 (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

         9.3     MERGER OR CONSOLIDATION

         This Plan may be merged or consolidated with, or its assets and/or liabilities maybe transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1    PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

         10.2    ALIENATION

                 (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall be in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                 (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", (i) a Former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan and (ii) the Plan may include distribution prior to the Participant's attainment of his "earliest retirement age."

         10.3    CONSTRUCTION OF PLAN

         This Plan shall be construed and enforced according to the Act and the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by the Act.

         10.4    GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         10.5    LEGAL ACTION

         In the event any claim, suit, or proceeding is brought regarding the Plan established hereunder to which the Administrator may be a party, and such claim suit, or proceeding is resolved in favor of the Administrator, they shall be entitled to be reimbursed from the Company for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

         10.6    PROHIBITION AGAINST DIVERSION OF FUNDS

                 (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power or revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

                 (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustees shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

         10.7    BONDING

         Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

         10.8    RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

         10.9    ACTION BY THE EMPLOYER

         Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

         10.10   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are the Company and the Administrator. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Company shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan.

         10.11   HEADINGS

         The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

         10.12   APPROVAL BY INTERNAL REVENUE SERVICE

                 (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                 (b) Notwithstanding any provisions to the contrary, except Sections 3.6 and 4.3(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

         10.13   UNIFORMITY

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

         10.14   SECURITIES AND EXCHANGE COMMISSION APPROVAL

         The Company may request an interpretative letter from the Securities and Exchange Commission stating that the transfer of Company Stock contemplated hereunder does not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

         10.15   INDEMNIFICATION

         To the maximum extent permitted by law, neither the Employer, any of its officers or directors, nor the Administrator shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan, unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The Employer may indemnify or purchase insurance to underwrite indemnity for the Administrator and/or the Employer's board of directors against any personal liability or expense except for their own gross negligence.

         10.16   CONTROLLING LAW

         All legal questions pertaining to the Plan, all construction and all Regulations shall be determined in accordance with the laws of the State of Delaware and the United States. All contributions shall be deemed to have been made under such laws. Notwithstanding anything in this Agreement to the contrary, the effective dates provided for herein for the application of any Code Section to this Plan shall be extended in accordance with any act of Congress or any effective Regulation, Ruling or other measure of like import.

                                   ARTICLE XI
                            PARTICIPATING EMPLOYERS

         11.1    ADOPTION BY OTHER EMPLOYERS

         Notwithstanding anything herein to the contrary, with the consent of the Company and Trustee, any other Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

         11.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS

                 (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                 (b) The Trustee, unless directed otherwise by the Administrator, shall commingle and hold as one Trust Fund all contributions made by Participating Employers.

                 (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                 (d) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

         11.3    DESIGNATION OF AGENT

         Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

         11.4    EMPLOYEE TRANSFERS

         It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

         11.5    PARTICIPATING EMPLOYER'S CONTRIBUTION

         The contributions during each Plan Year shall be allocated among all Participants in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Administrator will notify the Trustee thereof. Notwithstanding anything herein seemingly to the contrary, the Plan shall constitute a "single" Plan as to all Participating Employers and not a separate plan as to any such Participating Employer.

         11.6    AMENDMENT

         Each amendment of this Plan shall be binding on each and every Participating Employer and on the Trustee, unless its consent is necessary in accordance with the terms of this Plan.

         11.7    DISCONTINUANCE OF PARTICIPATION

         Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer or to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

         11.8    ADMINISTRATOR'S AUTHORITY

         The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

         11.9    PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

         If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

                                  ARTICLE XII
                                TOP-HEAVY STATUS

         12.1    ARTICLE CONTROLS

         Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Code Section 416.

         12.2    DEFINITIONS

         For purposes of this Article, the following terms and phrases shall have these respective meanings:

                 (a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or an Affiliated Employer (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

                 (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or an Affiliated Employer increased by
         (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer or an Affiliated Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                 (c) Aggregation Group: The group of qualified plans maintained by the Employer and each Affiliated Employer consisting of
         (1) each plan in which a Key





                                     XII-1

         Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code, or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code and any other plan which the Employer elects to include as a part of such group; provided, however, that the Employer may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of sections 401(a)(4) or 410 of the Code.

                 (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

                 (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                 (f) Key Employee: A "key employee" as defined in section 416(i) of the Code and the Treasury Regulations thereunder.

                 (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

                 (h)      Remuneration: Compensation within the meaning of
         section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code for Plan Years beginning after December 31, 1988.

                 (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         12.3    TOP-HEAVY STATUS

                 (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of





                                     XII-2
         the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer at any time during the five-year period ending on the applicable Determination Date shall not be considered.

         12.4    TERMINATION OF TOP-HEAVY STATUS

         If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

         12.5    EFFECT OF ARTICLE

         Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

         IN WITNESS WHEREOF, this Plan has been executed this May 8, 1997, effective for all purposes as of the Effective Date.



                                        MONTEREY RESOURCES, INC.



                                        By: /s/ R. GRAHAM WHALING
                                           ------------------------------
                                        Name: R. Graham Whaling
                                             ----------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------






                                     XII-3